UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2018

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Short Term Incentive Plan Awards

On February 26, 2018, the Executive Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) awarded incentive compensation to certain named executive officers (“NEOs”) pursuant to the Company’s Short Term Incentive Plan (“STIP”) for services performed during 2017.

Pursuant to the STIP, each of the NEOs is eligible to receive cash payouts when the Company’s actual performance as compared to its annual budget and annual goals exceeds certain thresholds established annually by the Committee.

A STIP payout is available if the Company’s actual performance (“Actual Performance”) exceeds the pre-established threshold (thus, no payout occurs if the Actual Performance is equal to or below the threshold).  Each NEO’s target payout is achieved if the Actual Performance equals the target level and the maximum payout is achieved if the Actual Performance equals the superior level, each of which was set by the Committee.

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

For Actual Performance at levels in between the threshold level and 150% of the target level, the payout percentage is interpolated.  For example Actual Performance equal to 60% of the target equates to a payout of 60% of the target.  Each NEO’s target payout is equal to a percentage of his or her base salary as set forth below:

Name and Title	Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	50% of base salary
James M. Anderson Chief Financial Officer	40% of base salary
Chris M. Harrison Chief Consumer Banking Officer	40% of base salary

The Committee previously established the following performance measures and performance goals, and determined that the Company achieved the following performance for the fiscal year ended December 31, 2017:

		Performance Goals
		Threshold	Target	Superior	Actual 2017 Performance
Measure	Weight	0%	100%	150%	Metric	Score
EPS (operating)	30%	$1.75	$1.95	$2.05	$2.12	150%
ROA (operating)	30%	1.04%	1.16%	1.22%	1.23%	150%
NPA/Assets	30%	1.00%	0.75%	0.50%	0.45%	150%
Loan Growth	10%	18.0%	22.0%	26.0%	15.3%	0%
	100%					135%

Based upon the foregoing, the Committee determined that the incentive compensation under the STIP to be paid to the Company’s NEOs for services performed during 2017 is as follows:

Total
Name	STIP Award for 2017
Archie M. Brown, Jr.	$361,125
James M. Anderson	$151,200
Chris M. Harrison	$140,400

The STIP includes a mandatory deferral feature, pursuant to which two-thirds of the STIP compensation is paid in the year it is awarded, and one-third is paid on the first anniversary of the initial payment, provided the employee remains employed by the Company on such date.  STIP awards are also subject to claw-back to the extent required by federal laws or regulations, including those required under The Sarbanes-Oxley Act of 2002 and The Dodd-Frank Wall Street Reform Act.  Because of the Company’s pending merger with First Financial Bancorp, which is anticipated to close on April 1, 2018, the Committee determined not to require deferral of any portion of the 2017 awards.

Vesting of 2015 Performance Share Unit Awards

On March 16, 2015, the Committee granted performance share units (the “2015 PSUs”) to certain NEOs pursuant to the Company’s Long Term Incentive Plan for the three year period beginning January 1, 2015 and ending December 31, 2017.  At the time of grant, the Committee established performance measures, goals and payout calibration for the 2015 PSUs.  The payout of shares is available upon the Company exceeding the pre-established threshold (thus, no payout will occur if the Company’s performance is equal to or below the threshold).  Each NEO’s target payout is available once the Company’s performance equals the target level, and the maximum payout is available once the performance equals the superior level (with interpolation between discrete points).

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

On February 26, 2018, the Committee certified the results of the Company performance measures for 2015-2017 compared to goals for the 2015 PSUs.  The following are the performance measures and goals and the Company’s actual performance compared to the goals:

			Performance Goals
			Threshold	Target	Superior	Actual Performance
Measure	Weight	Evaluated vs.	0%	100%	150%	Metric	Score
ROAA	50%	Peers	25%	50%	75%	64.6%	129.2%
EPS	25%	Strategic Plan	$4.59	$5.10	$5.61	$5.70	150.0%
rTSR	25%	Peers	25%	50%	75%	87%	150.0%
	100%						140.0%

Based on the Company’s performance at 140% of the goals, the 2015 PSUs originally granted and actually paid to the NEOs on February 26, 2018 are as follows:

	2015 Grant	Shares Earned
Archie M. Brown, Jr.	4,343	6,080
James M. Anderson	1,801	2,521
Chris M. Harrison	1,309	1,833

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2018

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer